EXHIBIT INDEX

EXHIBIT A:
 Attachment to item 77B:
 Accountants report on internal control

EXHIBIT B:
 Attachment to item 77Q3:
 Clarification of certain NSAR information
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EXHIBIT A:

PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of
Phoenix Series Fund and Shareholders of
Phoenix-Duff & Phelps Core Bond Fund
Phoenix-Engemann Capital Growth Fund
Phoenix-Engemann Mid-Cap Growth Fund
Phoenix-Goodwin High Yield Fund
Phoenix-Goodwin Money Market Fund
Phoenix-Oakhurst Balanced Fund

In planning and performing our audit of the financial statements of Phoenix-Duff & Phelps Core Bond Fund, Phoenix-Engemann Capital Growth Fund, Phoenix-Engemann Mid-Cap Growth Fund (formerly Phoenix-Engemann Aggressive Growth Fund), Phoenix-Goodwin High Yield Fund, Phoenix-Goodwin Money Market Fund and Phoenix-Oakhurst Balanced Fund (constituting Phoenix Series Fund, hereafter referred to as the "Trust") for the year ended October 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2004.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 14, 2004




EXHIBIT B:
PHOENIX SERIES FUND
CIK# 0000019469
ANNUAL 10/31/04

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 5- Class A $12,481, Class B $1,125 and Class C $143.
Series 7- Class A , B, C is zero.
Series 8- Class A $4,997, Class B $217 and Class C $63.


73A1/73A2-
Series 5- Class A $0.3480, Class B $0.3120 and Class C $0.3120.
Series 7- Class A, Class B and Class C is zero.
Series 8- Class A $0.4470, Class B $0.3840 and Class C $0.3840.

74U1/74U2-
Series 5- Class A 34,154, Class B 2,888, Class C 392
Series 7- Class A 12,403, Class B 1,277, Class C 29
Series 8- Class A 10,672, Class B 427, Class C 151

74V1/74V2-
Series 5- Class A $5.11, Class B $5.05, Class C $5.07.
Series 7- Class A $13.40, Class B $12.18, Class C $12.16.
Series 8- Class A $8.65, Class B $8.59, Class C $8.62.